Exhibit 4.3.2
AMENDMENT TWO TO
THE FOREST CITY 401(K) EMPLOYEE SAVINGS PLAN & TRUST
Effective July 1, 2010, and except as otherwise specified herein, The Forest City 401(k) Employee Savings Plan & Trust (hereinafter referred to as the “Plan”) is hereby amended as provided herein.
WHEREAS, Forest City Enterprises, Inc. (hereinafter referred to as the “Employer”) heretofore adopted the Plan effective January 1, 2009; and
WHEREAS, the Plan consists of the Accudraft Prototype Defined Contribution Retirement Plan, Basic Plan Number 01 (hereinafter referred to as the “Basic Plan Document”) and the Accudraft 401(k) Non Standardized Prototype Adoption Agreement #002 (hereinafter referred to as the “Adoption Agreement”); and
WHEREAS, Section 11.1(c) of the Basic Plan Document provides that the Employer may change the choice of options in the Adoption Agreement at any time; and
WHEREAS, the Employer desires to change the options in the Adoption Agreement as provided herein;
NOW, THEREFORE, the Plan is hereby amended as follows:
Section 3.3(a) of the Adoption Agreement is hereby deleted in its entirety and shall hereafter read as follows:
(a) ☑ Entry Date for Elective Deferrals, QMACs and QNECs: (check one)
     ☐ The first day of the Plan Year coincident with or following the date the requirements are satisfied.
     ☐ The last day of the Plan Year coincident with or following the date the requirements are satisfied.
     ☐ The first day of the month coincident with or following the date the requirements are satisfied.
     ☑ The first day of the payroll period coincident with or following the date the requirements are satisfied.
     ☐ The same day the requirements are satisfied.
     ☐ The first day of the 1st or 7th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 6th or 12th month coincident with or following the date the requirements are satisfied.
     ☐ The first day of the 1st, 4th, 7th or 10th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 3rd, 6th, 9th or 12th month coincident with or following the date the requirements are satisfied.
Section 3.3(d) of the Adoption Agreement is hereby deleted in its entirety and shall hereafter read as follows:
(d) ☑ Entry Date for Non-Safe Harbor Matching Contributions: (check one)
     ☐ Retroactive to the first day of the Plan Year in which the requirements are satisfied.
     ☐ The first day of the Plan year coincident with or following the date the requirements are satisfied.
     ☐ The first day of the Plan Year nearest the date the requirements are satisfied.
     ☐ The last day of the Plan Year coincident with or following the date the requirements are satisfied.
     ☐ The last day of the Plan Year nearest the date the requirements are satisfied.
     ☐ The first day of the month coincident with or following the date the requirements are satisfied.

     ☑ The first day of the payroll period coincident with or following the date the requirements are satisfied.
     ☐ The same day the requirements are satisfied.
     ☐ The first day of the 1st or 7th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 6th or 12th month coincident with or following the date the requirements are satisfied.
     ☐ The first day of the 1st, 4th, 7th or 10th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 3rd, 6th, 9th or 12th month coincident with or following the date the requirements are satisfied.
Section 3.3(e) of the Adoption Agreement is hereby deleted in its entirety and shall hereafter read as follows:
(e) ☑ Entry Date for Non-Safe Harbor Non-Elective Contributions: (check one)
     ☐ Retroactive to the first day of the Plan Year in which the requirements are satisfied.
     ☐ The first day of the Plan year coincident with or following the date the requirements are satisfied.
     ☐ The first day of the Plan Year nearest the date the requirements are satisfied.
     ☐ The last day of the Plan Year coincident with or following the date the requirements are satisfied.
     ☐ The last day of the Plan Year nearest the date the requirements are satisfied.
     ☐ The first day of the month coincident with or following the date the requirements are satisfied.
     ☑ The first day of the payroll period coincident with or following the date the requirements are satisfied.
     ☐ The same day the requirements are satisfied.
     ☐ The first day of the 1st or 7th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 6th or 12th month coincident with or following the date the requirements are satisfied.
     ☐ The first day of the 1st, 4th, 7th or 10th month coincident with or following the date the requirements are satisfied.
     ☐ The last day of the 3rd, 6th, 9th or 12th month coincident with or following the date the requirements are satisfied.
In all other respects, the Plan is hereby ratified and affirmed.
IN WITNESS WHEREOF, and as evidence of its adoption of this amendment to The Forest City 401(k) Employee Savings Plan & Trust, the Employer has caused this document to be executed by its duly authorized officers.

Forest City Enterprises, Inc.

Witness:	/s/ Thomas H. Rieger	By:	/s/ Andrew J. Passen
	Print Name: Thomas H. Rieger		Print Name:	Andrew J. Passen
			Title:	Executive Vice President,
Human Resources

Date: April 13, 2010